Exhibit (a)(1)(P)(i)

PIXAR 1995 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

[Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Exercise Price per Share	$
Total Number of Shares Granted
Total Exercise Price	$
Type of Option	Incentive Stock Option
Nonstatutory Stock Option
Term/Expiration Date

Vesting Schedule:

Subject to Section 2 of the Agreement attached hereto as Part II, this Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest one (1) year after the Vesting Commencement Date, and 25% of the Shares subject to the Option shall vest each year thereafter.

Termination Period:

This Option may be exercised for 30 days after termination of the Optionee’s employment or consulting relationship with the Company.  Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan.  In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

1.             Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.             Exercise of Option.

                                (a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.  In the event of Optionee’s death, disability or other termination of Optionee’s employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.  In the event of a Company-approved leave of absence of the Optionee that is not a termination of the Optionee’s Continuous Status as an Employee or Consultant (a “Leave”) and that is for a period of three months or more, the Option shall not terminate but shall cease to vest during the term of such Leave.

(b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.             Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           cash;

(b)           check;

(c)           delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(d)           surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4.             Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.             Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.             Tax Consequences.  Some of the federal and state tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE

SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           Exercising the Option.

(i)            Nonstatutory Stock Option.  The Optionee may incur regular federal income tax and state income tax liability upon exercise of a NSO.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)           Incentive Stock Option.  If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.  In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

(b)           Disposition of Shares.

(i)            NSO.  If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)           ISO.  If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)           Notice of Disqualifying Disposition of ISO Shares.  If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of

(i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.  The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

7.             Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by state law except for that body of law pertaining to conflict of laws.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	PIXAR
a California corporation

By:
Signature

	Title:	Office of the President
Print Name

Residence Address

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement.  In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound.  The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee

EXHIBIT A

NOTICE OF PIXAR 1995 STOCK PLAN OPTION EXERCISE

Be advised that I,                                           , hold a Non-Qualified / Incentive Stock Option to purchase               shares of Pixar Animation Studios Common Stock pursuant to the 1995 Stock Option Plan at $                 per share, granted to me on                        and expiring ten years henceforth (grant #              ).  This Notice represents an exercise of options to purchase                 currently fully vested and exercisable shares as of this date.

Please deliver such certificate(s) to:
(Name)	[ ] My address given.
[ ] For credit to my account at ;
my account # is .
(Street)
Instructions:
[ ] This is a cashless transaction; sell all shares at
(City, State, Zip)	(enter “Market” order or price limit).
[ ] This is an exercise-only transaction.
[ ] This is a partial cashless exercise; sell only
(Social Security #)	enough shares to cover exercise price and taxes.

Same Day Sale/Partial Same Day Sale     (FOR OFFICE USE ONLY)

The total exercise price of $                     for such options which are exercised hereby is to be deducted from sale.  You are hereby authorized to receive applicable taxes due on the difference between the selling price on                 of $                per share and the exercise price for shares sold or exercised.  The gross sales price of the stock is $              ; the net gain is $                .  Please remit $                  from my margin account to Pixar Animation in order to pay for the exercise of the options and applicable taxes.

Exercise and Hold

The total exercise price of $                       for such options which are exercised hereby is enclosed.  Also enclosed is the applicable taxes on the difference between the close of market on                  of $                   per share and the exercise price for shares sold or exercised.  The net gain is $                    .

By:		Date:
(Employee)

RECEIPT & ACCEPTANCE:     (FOR OFFICE USE ONLY)

This is to verity Pixar’s receipt, acceptance, and authorization of the above instructions and our agreement to  promptly issue and deliver the certificate(s) referred to above to be carried out by the stock transfer agent.  The shares so issued will be fully paid and non-assessable.  These are registered shares, and a restrictive legend (is / is not) required.  This person has an (affiliate / non-affiliate) status with Pixar.

By:		Date:
(Authorized Name, Plan Administrator)